Exhibit 10.5

Loan Confirmation Agreement

Agreement No.: SHZSY-YBM-20220302-3

Party A: Yu Baiming

Party B: Hangzhou Shanyou Medical Equipment Co., Ltd.

Party A, Yu Baiming, is the general manager of Party B, i.e. Hangzhou Shanyou Medical Equipment Co., Ltd. (hereinafter referred to as “Shanyou Medical”). It is agreed by both parties that:

As of September 30, 2020, the balance due from Party A to Party B is RMB 889,955.47.

According to statistics, during the 12-month period from October 2020 to September 2021, Party B lent to Party A a total amount of RMB 100,000.00. Party B has repaid to Party A an aggregate amount of RMB 754,937,64. As of September 30, 2021, the balance due from Party A to Party B is RMB 235,017.83.

Party A hereby confirms that the aggregate amount of the loan is correct, and undertakes to repay the above loan in cash or other personal assets of equivalent value before March 31, 2022.

Party A: Yu Baiming Signature:	Party B: Hangzhou Shanyou Medical Equipment Co., Ltd. Seal: Hangzhou Shanyou Medical Equipment Co., Ltd.

October 3, 2021